                                                               November 22, 2005

NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, NY  10022

                  Re: Certain Federal Income Tax Considerations
                      -----------------------------------------

Ladies and Gentlemen:

                  We have acted as tax counsel to NorthStar Realty Finance
Corp., a Maryland corporation ("NorthStar Realty"), in connection with the offering by NorthStar Realty (the "Offering") of 9,200,000 shares of its common stock, $0.01 par value per share ("Common Stock"), pursuant to a Registration
Statement on Form S-11 filed with the Securities and Exchange Commission, as amended through the date hereof (the "Registration Statement"). In regard to the
Offering, you have requested our opinion concerning NorthStar Realty's qualification as a real estate investment trust (a "REIT") under the Internal
Revenue Code of 1986, as amended (the "Code").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation, certificates and information as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  For purposes of our opinion, we have assumed the legal
capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have assumed that the Registration Statement and such documents, certificates and records are duly authenticated, valid and enforceable.

                  In addition, NorthStar Realty has provided us with, and we are relying upon, statements and representations of officers and other representatives of NorthStar Realty, including a certificate containing certain statements, representations and covenants by management of NorthStar Realty (the
"Officer's Certificate") relating to, among other things, the actual and proposed operations of NorthStar Realty and the

NorthStar Realty Finance Corp.
November 22, 2005

entities in which it holds a direct or indirect interest (collectively, the
"Company"). We have assumed and relied on the representations by NorthStar
Realty that the information presented in the Officer's Certificate, Registration
Statement and such other documents, certificates and records otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. No facts have come to our attention that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have assumed that such statements, representations and covenants are and will continue to be true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the
Officer's Certificate may affect our conclusions set forth herein. We note that
NorthStar Realty has engaged in and may engage in transactions in connection with which we have not provided legal advice, that we have not reviewed, and of which we may be unaware.

                  Our opinion is also based on the correctness of the following assumptions: (i) each of NorthStar Realty and the entities comprising the
Company will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

                  In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), and such other authorities as we have considered relevant, all as they exist at the date hereof and all of which are subject to change or differing interpretations at any time (in some circumstances, with retroactive effect). A change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the
IRS.

                  We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                  Based on the foregoing, we are of the opinion that:

                  a.       Each of NorthStar Realty and the Private REIT has
                           been organized in conformity with the requirements
                           for qualification as a REIT under the Code, and the
                           proposed method of operation of each will

NorthStar Realty Finance Corp.
November 22, 2005

                           enable each of them to meet the requirements for
                           qualification and taxation as a REIT under the Code
                           for its initial taxable year ending December 31, 2004
                           and for subsequent taxable years.

                  b.       Although the discussion set forth in the Registration
                           Statement under the heading "Federal Income Tax
                           Considerations" does not purport to discuss all
                           possible United States federal income tax
                           consequences of the purchase, ownership, and
                           disposition of Common Stock, such discussion
                           constitutes a fair and accurate summary under current
                           law of the material United States federal income tax
                           consequences of the purchase, ownership and
                           disposition of Common Stock, subject to the
                           qualifications set forth therein.

                  Each of NorthStar Realty's and the Private REIT's
qualification and taxation as a REIT depend upon the continuing ability of each to meet, through actual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various income, asset and other qualification tests imposed under the
Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of each of NorthStar Realty's and the Private
REIT's operation for any taxable year will satisfy the requirements for taxation as a REIT under the Code.

                  Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the
Offering and is not to be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

                  We consent to the filing of this opinion as an exhibit to the
Registration Statement, to the references to Skadden, Arps, Slate, Meagher &
Flom LLP under the captions "Federal Income Tax Considerations" and "Legal
Matters" in the Registration Statement, and to the summarization of this opinion therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meaghers & Flom LLP